UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 11, 2012

FORUM ENERGY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35504	61-1488595
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

920 Memorial City Way, Suite 800

Houston, Texas 77024

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 949-2500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Underwriting Agreement

On April 11, 2012, Forum Energy Technologies, Inc. (the “Company”), together with certain stockholders of the Company (the “Selling Stockholders”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Simmons & Company International, Tudor, Pickering, Holt & Co. Securities, Inc., Capital One Southcoast, Inc., Dahlman Rose & Company, LLC, FBR Capital Markets & Co., Howard Weil Incorporated and Johnson Rice & Company L.L.C. (collectively, the “Underwriters”) providing for the offer and sale (the “Offering”) in a firm commitment underwritten offering of an aggregate of 18,947,366 shares of the Company’s common stock, including 13,889,470 shares issued and sold by the Company and 5,057,896 shares sold by the Selling Stockholders at a price of $20.00 per share ($18.75 per share, net of underwriting discount (the “IPO Share Price”)). Pursuant to the Underwriting Agreement, the Underwriters were granted an over allotment option (the “Underwriters’ Option”) for a period of 30 days to purchase from the Selling Stockholders up to an additional 2,842,104 shares of common stock, at the same price per share, to cover over-allotments, if any. On April 12, 2012, the Underwriters exercised the Underwriters’ Option in full. The material terms of the Offering are described in the prospectus, dated April 11, 2012 (the “Prospectus”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on April 12, 2012 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-176603), initially filed by the Company on September 1, 2011.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company and customary conditions to closing, obligations of the parties and termination provisions. In the Underwriting Agreement, the Company and the Selling Stockholders agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering, including the Underwriters’ Option, closed on April 17, 2012. The Company received proceeds from the Offering (net of underwriting discounts and after deducting estimated offering expenses) of approximately $257.9 million (the “Net Proceeds”). As described in the Prospectus, the Company used the Net Proceeds to repay outstanding borrowings under the revolving portion of its senior secured credit facility. The Company did not receive any proceeds from the sale of shares by the Selling Stockholders.

As more fully described under the caption “Underwriting (conflicts of interest)” in the Prospectus, certain of the Underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services in the ordinary course of their business for the Company for which they have received and in the future will be entitled to receive, customary fees and reimbursement of expenses. Affiliates of each of the Underwriters are lenders under the Company’s credit agreement and will therefore receive their respective share of repayment by the Company of amounts outstanding under the revolving portion of the Company’s credit facility from the Net Proceeds.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 3.02 Unregistered Sales of Equity Securities

On March 28, 2012, the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Tinicum, L.P. (“Tinicum”), pursuant to which the Company agreed to sell 2,666,666 shares of common stock at the IPO Share Price (the “Private Placement”) for a total purchase price of approximately $50 million. In connection with the Private Placement, Tinicum and the Company entered into an adoption agreement pursuant to which Tinicum will become a party to the Company’s Amended and Restated Stockholders Agreement. Also in connection with the Private Placement, the Company and Tinicum executed a side letter on March 28, 2012 pursuant to which the Company agreed to take all necessary action to appoint a member designated by Tinicum to the Company’s board of directors, subject to such member being qualified to serve on a board of directors of a public company, not being prohibited or disqualified from serving on the Company’s board of directors by any applicable law and being otherwise suitable to the Company’s board of directors in its reasonable judgment.

The Private Placement closed on April 17, 2012. As described in the Prospectus, the Company used the proceeds from the Private Placement to repay outstanding borrowings under the revolving portion of its senior secured credit facility. The Private Placement was undertaken in reliance upon the exemption from the registration requirements of the Securities Act contained in Section 4(2) thereof.

The foregoing description of the Stock Purchase Agreement is qualified in its entirety by reference to the full text of Stock Purchase Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 3.02 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Amendment to Employment Agreements with C. Christopher Gaut, Wendell R. Brooks, James W. Harris and James L. McCulloch

On April 12, 2012, the Company entered into an amendment (the “Amendment”) to the employment agreements (the “Employment Agreements”) of each of (i) C. Christopher Gaut, President, Chief Executive Officer and Chairman of the Board, (ii) Wendell R. Brooks, Executive Vice President; President—Production and Infrastructure, (iii) James W. Harris, Senior Vice President and Chief Financial Officer and (iv) James L. McCulloch, Senior Vice President, General Counsel and Secretary (each an “Executive Officer” and collectively, the “Executive Officers”). The Amendments provide a gross up payment in certain circumstances to address excise taxes that could be imposed upon the Executive Officers under section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”). In the event that an Excise Tax Event (defined as a change in ownership or effective control of the Company or a change in ownership of a substantial portion of the Company’s assets, each within the meaning of Section 280G of the Code) occurs on or prior to December 31, 2014, and a payment or other distribution that the Company makes to an Executive Officer in connection with that Excise Tax Event imposes an excise tax or related penalty pursuant to Section 4999 of the Code on that Executive Officer, the Company will provide the applicable Executive Officer with an additional payment. The amount of the Company’s additional payment will be equal to the amount that, after he has paid all excise taxes and related penalties, would enable the Executive Officer to retain the full amount of the original payment or other distribution.

In the event that an Excise Tax Event occurs on or after January 1, 2015, however, the Amendments will impose a modified cutback provision on any Executive Officer that becomes subject to the excise taxes under Section 4999 of the Code. This cutback states that, if amounts payable in connection with the Excise Tax Event subject the Executive Officer to an excise tax under section 4999 of the Code, then the payments will either be: (a) reduced to the level at which no excise tax applies, such that the full amount of the payments would be equal to $1 less than three times the Executive Officer’s “base amount,” which is the average W-2 earnings for the five calendar years immediately preceding the date of termination, or (b) paid in full, which would subject the Executive Officer to the excise tax. The Company will determine, in good faith, which approach produces the best net after tax position for the Executive Officer. Alternatively, if the Company’s shareholders can approve the payment or benefit that subjects the Executive Officer to the excise taxes under Section 4999 of the Code in a manner that would prevent the Executive Officer from being deemed to have received a “parachute payment” under Section 280G of the Code, then the Company will present the proposal to its shareholders for their determination.

Copies of the Amendments are attached hereto as Exhibit 10.2, Exhibit 10.3, Exhibit 10.4 and Exhibit 10.5, and are incorporated herein by reference. The descriptions of the Amendments contained herein are qualified in their entirety by reference to the full text of the Amendments.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Amended and Restated Bylaws of Forum Energy Technologies, Inc.

On April 17, 2012, immediately prior to the closing of the Offering, the Company amended and restated its Amended and Restated Bylaws (as further amended and restated, the “Bylaws”). A description of the Bylaws is contained in the Prospectus filed with the Commission on April 12, 2012 in the section entitled “Description of capital stock” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are not complete and each is qualified in its entirety by reference to the full text of the Bylaws, which is filed as Exhibit 3.1 to this Current Report on 8-K and is incorporated in this Item 5.03 by reference.

Item 7.01 Regulation FD Disclosure

On April 11, 2012, the Company announced that it had priced its initial public offering of 18,947,366 shares of common stock. On April 17, 2012, the Company announced the completion of its initial public offering. Copies of the press releases are furnished as Exhibit 99.1 and Exhibit 99.2 hereto and are incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated April 11, 2012, by and among Forum Energy Technologies, Inc., the Selling Stockholders, named therein and the Underwriters named therein.

3.1	Second Amended and Restated Bylaws of Forum Energy Technologies, Inc. dated April 17, 2012

10.1	Stock Purchase Agreement between Forum Energy Technologies, Inc. and Tinicum, L.P., dated as of March 28, 2012 (incorporated herein by reference to Exhibit 10.30 to Amendment No. 5 to the Company’s Registration Statement on Form S-1 filed on March 29, 2012)

10.2	Amendment to Employment Agreement dated as of April 12, 2012 between Forum Energy Technologies, Inc. and C. Christopher Gaut.

10.3	Amendment to Employment Agreement dated as of April 12, 2012 between Forum Energy Technologies, Inc. and Wendell R. Brooks.

10.4	Amendment to Employment Agreement dated as of April 12, 2012 between Forum Energy Technologies, Inc. and James W. Harris.

10.5	Amendment to Employment Agreement dated as of April 12, 2012 between Forum Energy Technologies, Inc. and James L. McCulloch.

99.1	Press Release dated April 11, 2012, announcing pricing of the initial public offering.

99.2	Press Release dated April 17, 2012, announcing completion of the initial public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FORUM ENERGY TECHNOLOGIES, INC.
(Registrant)

Date: April 17, 2012	By:	/s/ James L. McCulloch
James L. McCulloch
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated April 11, 2012, by and among Forum Energy Technologies, Inc., the Selling Stockholders, named therein and the Underwriters named therein.

3.1	Second Amended and Restated Bylaws of Forum Energy Technologies, Inc. dated April 17, 2012

10.1	Stock Purchase Agreement between Forum Energy Technologies, Inc. and Tinicum, L.P., dated as of March 28, 2012 (incorporated herein by reference to Exhibit 10.30 to Amendment No. 5 to the Company’s Registration Statement on Form S-1 filed on March 29, 2012)

10.2	Amendment to Employment Agreement dated as of April 12, 2012 between Forum Energy Technologies, Inc. and C. Christopher Gaut.

10.3	Amendment to Employment Agreement dated as of April 12, 2012 between Forum Energy Technologies, Inc. and Wendell R. Brooks.

10.4	Amendment to Employment Agreement dated as of April 12, 2012 between Forum Energy Technologies, Inc. and James W. Harris.

10.5	Amendment to Employment Agreement dated as of April 12, 2012 between Forum Energy Technologies, Inc. and James L. McCulloch.

99.1	Press Release dated April 11, 2012, announcing pricing of the initial public offering.

99.2	Press Release dated April 17, 2012, announcing completion of the initial public offering.